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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this Registration Statement on Form SB-2 of our report, which includes an explanatory paragraph concerning the substantial doubt about the Company's ability to continue as a going concern, dated January 27, 1997, on our audit of the financial statements of Piranha Interactive Publishing, Inc. We also consent to the reference to our firm under the caption "Experts."



COOPERS & LYBRAND L.L.P.



Phoenix, Arizona


February 18, 1997